UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2011
Date of Report (Date of earliest event reported)

BARK GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53530	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sveavägen 17, Box 3061, SE-103 61, Stockholm, Sweden	SE-10361
(Address of principal executive offices)	(Zip Code)

+45 7026 9926
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Anders Hageskov has resigned a director of the Company as at March 1, 2011. As a result of Mr. Hageskov’s resignation, the number of directors on the board of directors of the Company has decreased from four to three directors, namely Bent Helvang, Klaus Aamann and Lars Thomassen.

SECTION 8 – OTHER EVENTS

Item 8.01          Other Events

Proposed Name Change

The board of directors of the Company has approved a name change of the Company to “United Communications Partners Inc”. The name change will be completed by way of an amendment to the articles of incorporation of the Company which will be effective upon completion of a proposed merger between the Company and United Communications Partners Inc. (“SubCo”), a wholly-owned subsidiary of the Company incorporated under the laws of the State of Nevada (the “Merger”). The Merger will be completed pursuant to the provisions of the Section 92A.180 of the Nevada Revised Statutes: Chapter 92A, as amended (“NRS 92A.180”). Pursuant to NRS 92A.180, approval from the Company’s shareholders is not required to give effect to the Merger or the consequent name change. The name change is anticipated to be completed in mid-March, 2011, subject to receipt of regulatory approval. The Company will be the surviving corporation in the Merger and there will be no amendment to the Company’s articles of incorporation, other than to give effect to the name change, or change to the Company’s common stock.

Change in Transfer Agent

On February 1, 2011, the Company appointed Action Stock Transfer Corp. of 7069 S. Highland Drive, Suite 300, Salt Lake City, Utah 84121, U.S.A. as its transfer agent as a result of the resignation of the Company’s previous transfer agent, Wall Street Transfer Agent Inc.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired.

           None.

(b)       Pro Forma Consolidated Financial Statements.

            None.

(c)        Exhibits.

             None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK GROUP INC.

Date: March 7, 2011	By:	/s/ Bent Helvang
	Name:	Bent Helvang
	Title:	Corporate Secretary